QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.17

LETTER AMENDMENT No. 1

        March 18, 2004

M&I Marshall & Ilsley Bank
651 Nicollet Mall
Minneapolis, Minnesota 55402-1611

Ladies/Gentlemen:

        We refer to the Revolving Credit and Term Loan Agreement dated as of October 17, 2003 (the "Credit Agreement") between you and us (under our former name of MedAmicus, Inc.). Unless otherwise defined in this letter amendment, terms defined in the Credit Agreement are used in this letter amendment as defined in the Credit Agreement.

        It is hereby agreed by you and us as follows:

        The Credit Agreement is, effective the date first above written, hereby amended as follows:

  (a)
  Section 2.1 is amended by changing the Termination Date to be April 30, 2005.

  (b)
  Section 5.1(d) is amended to provide that the compliance certificate described in that Section needs to be provided within 30 days after the end of each fiscal quarter rather than within 30 days after the end of each month.

  (c)
  Section 5.1(g) is amended to read in full to read as follows:

            (g)    Senior Funded Debt Ratio.    Maintain as of the end of each fiscal quarter for the designated time period then ended, a Senior Funded Debt Ratio of not more than the following:

Time Period	Maximum Ratio
For the six months ending at 3/31/04	2.75 to 1
For the nine months ending at 6/30/04	2.0 to 1
For the twelve months ending at 9/30/04 and at each fiscal quarter end thereafter	1.25 to 1

    For purposes of calculating the Senior Funded Debt Ratio for the periods ending March 31, 2004, June 30, 2004 and September 30, 2004, the Borrower may add back into EBITDA a one-time intangible asset write-off expense in an amount of not more than $2,650,000 taken by the Borrower during 2003.

        We have requested that you waive our failure to comply with Section 5.1(g) [Senior Funded Debt Ratio] and Section 5.1(h) [Fixed Charge Coverage Ratio] of the Credit Agreement as of December 31, 2003 and that you waive our failure to deliver compliance certificates under Section 5.1(d) of the Credit Agreement as of November 30, 2003 and January 31, 2004. You have agreed to this request. We acknowledge that this waiver is subject to the provisions of Sections 7.1 and 7.2 of the Credit Agreement.

        On and after the effective date of this letter amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in the Notes and the Security Agreements to "the Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this letter amendment. The Credit Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

        This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

        If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning one counterpart of this letter amendment to us. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by you and us and the consent attached hereto shall have been executed by Enpath Lead Technologies, Inc. (f/k/a Medacqusition, Inc.).

Very truly yours,
Enpath Medical, Inc.
By
Its
Agreed as of the date first above written:
M&I Marshall & Ilsley Bank
By
Its
By
Its

CONSENT

        The undersigned, as Debtor under the Third Party Security Agreement dated as of October 17, 2003 (the "Pledge") in favor of M&I Marshall & Ilsley Bank referred to in the foregoing letter amendment, hereby consents to such letter amendment and hereby confirms and agrees that the Pledge is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of such letter amendment, each reference in the Pledge to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by such letter amendment.

Enpath Lead Technologies, Inc. (f/k/a Medacqusition, Inc.)
By
Its

QuickLinks

LETTER AMENDMENT No. 1